                                                                       EXHIBIT 5


               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                         11911 Freedom Drive, Suite 400
                             Reston, Virginia 20190

                                                                703 464 4800
                                                                703 464 4895 Fax


                                 August 15, 2000


        MHM Services, Inc.
        8605 Westwood Center Drive
        Suite 400
        Vienna, Virginia 22182

                 Re:  Registration Statement on Form S-2

        Ladies and Gentlemen:

                 In connection with the registration of 34,000 shares of common stock, par value $.01 per share (the "Common Shares") of MHM Services, Inc. (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-2 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the Company, we have examined such documents, records and matters of law as we have considered relevant.

                 In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                 Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable, free of preemptive rights.

                 Our opinion is limited to the General Corporation Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction.

                 We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Mintz, Levin, Cohn, Ferris,
                                                 Glovsky and Popeo, P.C.


                                                 MINTZ, LEVIN, COHN, FERRIS,
                                                 GLOVSKY and POPEO, P.C.

        cc: Board of Directors